Western Wind Energy Corp.
632 Foster Avenue
Coquitlam, British Columbia V3J 2L7

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NOTICE OF ANNUAL AND EXTRAORDINARY

GENERAL MEETING OF MEMBERS

TO BE HELD ON JULY 23, 2004

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TO: The Members of Western Wind Energy Corp.

NOTICE IS HEREBY GIVEN that the annual and extraordinary general meeting (the "Meeting") of the members of Western Wind Energy Corp. ("Western Wind") will be held in Vancouver, British Columbia, at 1525-625 Howe Street, Vancouver, British Columbia, on Friday, the 23rd day of July 2004, at 10:00 o'clock in the morning, for the following purposes:

  To receive and consider the comparative financial statements of Western Wind for the fiscal year ended January 31, 2004, together with the report of the auditors thereon;
  To receive the report of the directors of Western Wind;
  To determine the number of directors to be elected to the board;
  To elect directors for the ensuing year or until their successors have been duly elected or appointed;
  To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration of the auditors;
  To consider and, if thought fit, to approve a special resolution removing the application of the Pre-Existing Company Provisions to Western Wind and altering the Notice of Articles of Western Wind;
  To consider and, if thought fit, to approve a special resolution:
    increasing the maximum number of common shares that Western Wind is authorized to issue from one hundred million (100,000,000) common shares without par value to an unlimited number of common shares without par value;
    creating an unlimited number of Class A preference shares without par value, issuable in one or more series, and authorizing the directors, by resolution, to alter the Articles of Western Wind to determine the number of shares of that series that Western Wind is authorized to issue, create an identifying name for the shares of that series, and attaching special rights or restrictions to the shares of that series; and
    altering the Notice of Articles of Western Wind accordingly.
  To consider and, if thought fit, to approve a special resolution deleting and cancelling Western Wind's existing Articles and creating and adopting the Articles set out in Schedule B to the accompanying Information Circular as the Articles of Western Wind.
  To consider and, if thought advisable, to approve an ordinary resolution of Disinterested Shareholders authorizing an increase in the number of shares issuable pursuant to Western Wind's Stock Option Plan from 2,110,930 to 2,763,605;
  To consider and, if thought advisable, by means of Disinterested Shareholder approval, to approve a resolution authorizing the directors to amend the terms of stock options granted to insiders, including any reductions to the exercise price;
  To consider and, if thought advisable, pass an ordinary resolution that authorizes the directors to refrain from implementing any of the shareholders' resolutions set out in Schedule "A" to the Information Circular should they consider, in their sole discretion, that the implementation of such resolution(s) is not in the best interest of Western Wind; and
  To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Accompanying this Notice of Meeting is an Information Circular, a Form of Proxy, and the comparative financial statements of Western Wind for the fiscal year ended January 31, 2004, including the auditor's report thereon.

Members who are unable to attend the Meeting are requested to complete, sign, date and return the Form of Proxy. A proxy will not be valid unless it is dated and deposited by mail or hand at the office of Pacific Corporate Trust Company of Canada, 10th Floor 625 Howe Street, Vancouver, BC V6C 2T6, not less than 48 hours (excluding Saturdays and holidays) before the time fixed for the Meeting or any adjournment thereof.

DATED at Vancouver, British Columbia, this 15th day of June, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Jeffrey J. Ciachurski"

Jeffrey J. Ciachurski, President